                                                                   EXHIBIT 11.1

                              BJ SERVICES COMPANY
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                    (in thousands, except per share amounts)

                                                    Years Ended September 30,
                                                   1995       1994       1993
                                                  -------   --------    -------
FULLY DILUTED EARNINGS PER SHARE

   Earnings before cumulative effect of
      accounting change                            $9,889    $10,770    $14,561
   Cumulative effect of change in accounting
      principle                                              (10,400)
                                                   ------    -------    -------
   Net earnings                                    $9,889       $370    $14,561
                                                   ======    =======    =======

   Average common and common equivalent
      shares outstanding:
      Common stock                                 21,376     15,665     15,456
      Common stock equivalents from assumed
         exercise of stock options                    373         53         93
                                                   ------     ------     ------
                                                   21,749     15,718     15,549
                                                   ======     ======     ======

   Fully diluted earnings per share:
      Earnings before cumulative effect of
         accounting change                          $0.46      $0.69      $0.94
      Cumulative effect of change in accounting
         principle                                             (0.67)
                                                   ------      ------     ------
      Earnings per share                            $0.46      $0.02      $0.94
                                                   ======      ======     ======

                                                                   EXHIBIT 11.1

                              BJ SERVICES COMPANY
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                    (in thousands, except per share amounts)

                                                   Years Ended September 30,
                                                   1995       1994       1993
                                                  ------    -------     ------
PRIMARY EARNINGS PER SHARE

   Earnings before cumulative effect of
      accounting change                            $9,889    $10,770    $14,561
   Cumulative effect of change in accounting
        principle                                            (10,400)
                                                   ------    -------    -------
   Net earnings                                    $9,889       $370    $14,561
                                                   ======    =======    =======

   Average common and common equivalent
      shares outstanding:
      Common stock                                 21,376     15,665     15,456
      Common stock equivalents from assumed
         exercise of stock options                    173         53         93
                                                   ------    -------    -------
                                                   21,549     15,718     15,549
                                                   ======    =======    =======

   Primary earnings per share:
      Earnings before cumulative effect of
         accounting change                          $0.46      $0.69      $0.94
      Cumulative effect of change in accounting
         principle                                             (0.67)
                                                    ------    -------    -------
      Earnings per share                            $0.46      $0.02      $0.94
                                                    ======    =======    =======